Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 20, 2025, National Fuel Gas Company (“National Fuel”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CenterPoint Energy Resources Corp. (the “Seller”), a subsidiary of CenterPoint Energy, Inc., pursuant to which, among other things, National Fuel agreed to acquire from the Seller all of the issued and outstanding equity interests of Vectren Energy Delivery of Ohio, LLC (“CenterPoint Ohio”), the Seller’s Ohio natural gas local distribution company business, for an aggregate purchase price of $2.62 billion, subject to customary adjustments, as provided in the Purchase Agreement (the “Acquisition”). The purchase price will be paid through a combination of:

•	$1.42 billion in cash, without interest (“Cash Consideration”); and

•	$1.2 billion in a promissory note issued by National Fuel to the Seller (“Seller Note Facility”).

The unaudited pro forma condensed combined financial information presented below consists of an unaudited pro forma condensed combined statement of income for the six months ended March 31, 2026, an unaudited pro forma condensed combined statement of income for the twelve months ended September 30, 2025, and an unaudited pro forma condensed combined balance sheet as of March 31, 2026. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents historical financial information of National Fuel and CenterPoint Ohio adjusted to give effect to the Acquisition and other events contemplated by the Purchase Agreement. The unaudited pro forma condensed combined financial information of National Fuel also gives effect to related financing events contemplated by National Fuel or that have already occurred but are not yet reflected in the historical financial information of National Fuel and are considered material transactions separate from the Acquisition. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had been completed on March 31, 2026, while the unaudited pro forma condensed combined statements of income for the six months ended March 31, 2026 and the year ended September 30, 2025 are presented as if the combination transactions had been completed on October 1, 2024.

Expected Accounting Treatment of the Acquisition

The Acquisition will be accounted for as a business combination in accordance with the acquisition method of accounting under accounting principles generally accepted in the United States of America (“GAAP”). National Fuel is determined to be the accounting acquirer and CenterPoint Ohio is determined to be the accounting acquiree. This determination was primarily based on the transfer of Cash Consideration by National Fuel to the economic interest holder of CenterPoint Ohio at Acquisition closing and the ownership, voting rights, composition of the governing body, and the designation of certain senior management positions of the acquired entity post-closing. Under this method of accounting, the purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based on their preliminary fair values at Acquisition closing. Any excess of the estimated fair value of the consideration transferred over the estimated fair value of identifiable assets and liabilities will be recorded as goodwill.

Related Financing Events

Private Placement

In connection with the Purchase Agreement, on December 12, 2025, National Fuel entered into a common stock subscription agreement with certain investors, pursuant to which National Fuel agreed to sell to the investors, in a private placement (the “Private Placement”), 4,402,513 shares of common stock at a purchase price of $79.50 per share. The Private Placement closed on December 17, 2025, and National Fuel received gross proceeds of $350 million, before deducting fees and expenses. The funds from the Private Placement were temporarily used to reduce short-term borrowings that were outstanding at December 31, 2025, including a $300 million term loan due in February 2026 that National Fuel had intended ultimately to repay with proceeds from a long-term debt issuance. Additional short-term borrowings will be issued at Acquisition close.

Debt Financing

In connection with the Purchase Agreement, National Fuel entered into a bridge facility commitment letter (the “Bridge Commitment Letter”) with certain financial institutions committed to provide National Fuel financing under a senior unsecured bridge loan facility (the “Bridge Facility”) comprised of a $1.42 billion 364-day tranche (the “Acquisition Tranche”), the proceeds of which were to be used to finance the Acquisition, and a $1.2 billion 364-day tranche (the “Seller Note Tranche”), the proceeds of which shall be used to refinance the Seller Note Facility at its scheduled maturity.

On November 6, 2025, National Fuel entered into a 364-day term loan facility commitment letter with certain financial institutions to provide National Fuel financing under a senior unsecured delayed draw term loan facility (the “364-Day Facility”) in an aggregate principal amount of $1.42 billion, the proceeds of which shall be used to finance the Acquisition, which reduced the Acquisition Tranche commitments under the Bridge Facility to zero.

On November 6, 2025, National Fuel also entered into a joinder agreement to the Bridge Commitment Letter pursuant to which additional financial institutions joined as commitment parties in respect of the Seller Note Tranche. The 364-Day Facility commitments were subsequently reduced by the net cash proceeds from the Private Placement (as defined below). National Fuel expects to reduce the 364-Day Facility commitments and the Seller Note Tranche commitments through future offerings or financings, possibly to zero, prior to the closing date of the Acquisition or the scheduled maturity of the Seller Note Facility, as applicable, but there can be no assurance that any such offerings or financings will occur.

National Fuel expects to borrow a $1.5 billion aggregate principal amount of senior unsecured notes at a weighted average rate of 5.04%. The total of $1.5 billion that National Fuel intends to borrow will be used to (a) finance the Acquisition, (b) pay transaction and financing costs, and (c) repay certain existing indebtedness of National Fuel.

National Fuel is party to a syndicated credit agreement that provides a $1.3 billion unsecured committed revolving credit facility (the “Revolving Credit Facility”). The credit agreement backs National Fuel’s commercial paper program. As of March 31, 2026, there was $41.3 million drawn under the commercial paper program. National Fuel expects to further borrow approximately $283.0 million under its commercial paper program or other short-term borrowing facilities, including the Revolving Credit Facility at an estimated rate of 4.50%, in connection with the Acquisition.

A portion of the Acquisition Consideration will be financed at closing by the Seller Note Facility, pursuant to which the Seller, as lender, agrees to provide National Fuel, as borrower, a $1.2 billion unsecured term loan credit facility that matures on the last business day that is not more than 364 days from the closing of the Acquisition. The borrowings under the Seller Note Facility will bear interest at a rate of 6.50% per annum. The Seller Note Facility is described within the Unaudited Pro Forma Condensed Combined Balance Sheet as the Short-Term Promissory Note.

These agreements, assumptions and expectations are subject to change, and the debt issuance costs and related interest expense to be incurred could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information. Other factors that are subject to change include, but are not limited to, the timing of borrowings, the amount of cash on hand at the time of the closing and inputs to interest rate determination on debt instruments issued.

Debt issuance costs, if any, for the senior unsecured notes and the Seller Note Facility, will be amortized over the respective terms of the debt.

Other Information

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical audited consolidated financial statements of National Fuel as of and for the fiscal year ended September 30, 2025, as included in National Fuel’s Annual Report on Form 10-K filed with the SEC on November 21, 2025;

•

The historical unaudited consolidated financial statements of National Fuel for the six months ended March 31, 2026, as included in National Fuel’s Quarterly Report on Form 10-Q filed with the SEC on April 30, 2026;

•

The historical audited financial statements of CenterPoint Ohio as of and for the twelve months ended December 31, 2025, which are included as Exhibit 99.1 to National Fuel’s Current Report on Form 8-K filed with the SEC on May 26, 2026; and

•

The historical unaudited condensed consolidated financial statements of CenterPoint Ohio for the six months ended March 31, 2026, which were derived by starting with its audited results for the fiscal year ended December 31, 2025, removing unaudited results for the nine months ended September 30, 2025, and subsequently adding the unaudited results for the three months ended March 31, 2026, which are included as Exhibit 99.2 to National Fuel’s Current Report on Form 8-K filed with the SEC on May 26, 2026.

The unaudited pro forma condensed combined financial information should also be read together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of National Fuel’s annual reports.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(Thousands of dollars)

	Historical
	As of March 31, 2026 National Fuel	As of March 31, 2026 CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
ASSETS
Property, Plant and Equipment	$15,832,704	$2,313,061	$—		$—		$—		$18,145,765
Less - Accumulated Depreciation, Depletion and Amortization	7,902,521	487,030	—		—		—		8,389,551

	7,930,183	1,826,031	—		—		—		9,756,214

Current Assets
Cash and Temporary Cash Investments	26,596	892	—		2,662,773	4a, 4b, 4c, 4d	(2,663,168)	5a, 5b	27,093
Receivables - Net of Allowance for Uncollectible Accounts	292,548	67,311	—		—		—		359,859
Unbilled Revenue	52,963	28,882	—		—		—		81,845
Accounts and Notes Receivable - Affiliated Companies	—	53,451	—		—		(53,451)	5a	—
Gas Stored Underground	4,768	—	—		—		—		4,768
Materials and Supplies - at average cost	53,773	10,088	—		—		—		63,861
Unrecovered Purchased Gas Costs	13,005	—	—		—		—		13,005
Other Current Assets	63,943	771	—		—		—		64,714

	507,596	161,395	—		2,662,773		(2,716,619)		615,145

Other Assets
Recoverable Future Taxes	96,226	—	—		—		—		96,226
Unamortized Debt Expense	5,307	—	—		—		274	5c	5,581
Other Regulatory Assets	127,061	357,974	—		—		—		485,035
Deferred Charges	81,332	—	—		—		—		81,332
Other Investments	65,870	—	—		—		—		65,870
Goodwill	5,476	219,000	—		—		554,855	5a	779,331
Prepaid Pension and Post-Retirement Benefit Costs	182,682	—	—		—		—		182,682
Fair Value of Derivative Financial Instruments	116,014	—	—		—		—		116,014
Other	9,857	—	—		—		—		9,857

	689,825	576,974	—		—		555,129		1,821,928

Total Assets	$9,127,604	$2,564,400	$—		$2,662,773		$(2,161,490)		$12,193,287

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET - (continued)

AS OF MARCH 31, 2026

(Thousands of dollars)

	Historical
	As of March 31, 2026 National Fuel	As of March 31, 2026 CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholder’s Equity
Common Stock	$95,027	$—	$—		$—		$—		$95,027
Paid in Capital	1,388,193	—	—		—		—		1,388,193
Additional paid-in-capital	—	931,242	—		—		(931,242)	5a	—
Earnings Reinvested in the Business	2,340,168	—	—		—		(41,981)	5b, 5c	2,298,187
Accumulated Other Comprehensive Income	1,111	—	—		—		—		1,111
Retained earnings	—	86,614	—		—		(86,614)	5a	—

Total Comprehensive Shareholders’ Equity	3,824,499	1,017,856	—		—		(1,059,837)		3,782,518
Long -Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,084,882	—	—		1,488,000	4a	411	5c	3,573,293
Long-term debt - affiliated companies, net of current maturities	—	763,767	—		—		(763,767)	5a	—

Total Capitalization	5,909,381	1,781,623	—		1,488,000		(1,823,193)		7,355,811

Current and Accrued Liabilities
Notes Payable to Banks and Commercial Paper	41,300	—	—		283,000	4c	—		324,300
Short-Term Promissory Note	—	—	—		1,200,000	4b	—		1,200,000
Current Portion of Long-Term Debt	300,000	—	—		(300,000)	4d	—		—
Accounts Payable	143,180	72,127	—		—		—		215,307
Accounts payable - affiliated companies	—	33,613	—		—		(33,613)	5a	—
Current maturities of long-term debt - affiliated companies	—	59,582	—		—		(59,582)	5a	—
Amounts Payable to Customers	288	—	—		—		—		288
Dividends Payable	50,840	—	—		—		—		50,840
Interest Payable on Long-Term Debt	13,738	—	—		—		—		13,738
Customer Security Deposits	27,805	4,885	—		—		—		32,690
Other Accruals and Current Liabilities	242,760	44,884	—		(8,227)	4d	(42,398)	5a, 5b	237,019
Fair Value of Derivative Financial Instruments	236	—	—		—		—		236

	820,147	215,091	—		1,174,773		(135,593)		2,074,418

Other Liabilities
Deferred Income Taxes	1,325,733	202,704	—		—		(202,704)	5a	1,325,733
Taxes Refundable to Customers	303,199	—	—		—		—		303,199
Cost of Removal Regulatory Liability	314,865	—	—		—		—		314,865
Other Regulatory Liabilities	116,509	320,093	—		—		—		436,602
Other Post-Retirement Liabilities	3,741	—	—		—		—		3,741
Asset Retirement Obligations	228,105	—	34,683	2a	—		—		262,788
Other Liabilities	105,924	44,889	(34,683)	2a	—		—		116,130

	2,398,076	567,686	—		—		(202,704)		2,763,058

Total Capitalization and Liabilities	$9,127,604	$2,564,400	$—		$2,662,773		$(2,161,490)		$12,193,287

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share data)

	Historical
	For the Six Months Ended March 31, 2026 National Fuel	For the Six Months Ended March 31, 2026
		CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments- Reclassification	Notes	Transaction Accounting Adjustments- Financing	Notes	Transaction Accounting Adjustments- Acquisition	Notes	Pro Forma Combined
INCOME
Operating Revenues:
Utility Revenues	$684,837	$171,331	$—		$—		$—		$856,168
Integrated Upstream and Gathering Revenues	682,045	—	—		—		—		682,045
Pipeline and Storage Revenues	142,999	—	—		—		—		142,999

	1,509,881	171,331	—		—		—		1,681,212

Operating Expenses:
Purchased Gas	293,457	5,975	—		—		—		299,432
Operation and Maintenance:
Utility	126,957	45,352	—		—		—		172,309
Integrated Upstream and Gathering and Other	117,370	—	—		—		—		117,370
Pipeline and Storage	57,446	—	—		—		—		57,446
Property, Franchise and Other Taxes	50,037	25,640	—		—		—		75,677
Depreciation, Depletion and Amortization	241,354	37,206	—		—		—		278,560

	886,621	114,173	—		—		—		1,000,794

Operating Income	623,260	57,158							680,418
Other Income (Expense):
Other Income	25,235	960	7,469	2c	—		—		33,664
Interest Expense on Long-Term Debt	(63,596)	—	(18,099)	2b	(30,684)	4d, 4e	23,133	6a, 6b	(89,246)
Other Interest Expense	(13,514)	(10,622)	10,630	2b, 2c	—		—		(13,506)

Income Before Income Taxes	571,385	47,496	—		(30,684)		23,133		611,330
Income Tax Expense	142,072	4,152	—		(6,443)	4h	4,858	6d	144,639

Net Income Available for Common Stock	429,313	43,344	—		(24,241)		18,275		466,691

Earnings Per Common Share:
Basic:
Net Income Available for Common Stock	$4.61								$4.92	6e
Diluted
Net Income Available for Common Stock	$4.58								$4.88	6e
Weighted Average Common Shares Outstanding
Used in Basic Calculation	93,077,818								94,940,420	6e
Used in Diluted Calculation	93,805,419								95,668,021	6e

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED SEPTEMBER 30, 2025

(in thousands, except share and per share data)

	Historical
	For the Year Ended September 30, 2025 National Fuel	For the Year Ended December 31, 2025
		CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
INCOME
Operating Revenues:
Utility Revenues	$817,274	$267,504	$—		$—		$—		$1,084,778
Integrated Upstream and Gathering and Other Revenues	1,184,136	—	—		—		—		1,184,136
Pipeline and Storage Revenues	276,131	—	—		—		—		276,131

	2,277,541	267,504	—		—		—		2,545,045

Operating Expenses:
Purchased Gas	213,441	5,549	—		—		—		218,990
Operation and Maintenance:
Utility	230,639	78,889	—		—		—		309,528
Integrated Upstream and Gathering and Other	206,616	—	—		—		41,844	6c	248,460
Pipeline and Storage	120,610	—	—		—		—		120,610
Property, Franchise and Other Taxes	94,380	42,271	—		—		—		136,651
Depreciation, Depletion and Amortization	456,594	58,880	—		—		—		515,474
Impairment of Assets	141,802	—	—		—		—		141,802

	1,464,082	185,589	—		—		41,844		1,691,515

Operating Income	813,459	81,915	—		—		(41,844)		853,530
Other Income (Expense):
Other Income (Deductions)	36,428	5,216	22,484	2c	—		—		64,128
Interest Expense on Long-Term Debt	(140,870)	—	(33,202)	2b	(61,232)	4d, 4e	50,812	6a, 6b	(184,492)
Interest Expense on Short-Term Promissory Note	—	—	—		(77,786)	4f	—		(77,786)
Other Interest Expense	(14,964)	(10,268)	10,718	2b, 2c	(12,700)	4g	—		(27,214)

Income Before Income Taxes	694,053	76,863	—		(151,718)		8,968		628,166
Income Tax Expense	175,549	8,449	—		(31,861)	4h	1,883	6d	154,020

Net Income Available for Common Stock	518,504	68,414	—		(119,857)		7,085		474,146

Earnings Per Common Share:
Basic:
Net Income Available for Common Stock	$5.73								$5.00	6e
Diluted
Net Income Available for Common Stock	$5.68								$4.96	6e
Weighted Average Common Shares Outstanding
Used in Basic Calculation	90,500,916								94,903,429	6e
Used in Diluted Calculation	91,227,473								95,629,986	6e

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The Acquisition will be accounted for as a business combination in accordance with the acquisition method of accounting under GAAP. National Fuel is deemed to be the accounting acquirer and CenterPoint Ohio is deemed to be the accounting acquiree.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of National Fuel upon consummation of the Acquisition and the other related events contemplated by the Purchase Agreement and the unaudited pro forma condensed combined financial information. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

National Fuel and CenterPoint Ohio have different fiscal year end dates. National Fuel’s fiscal year ends on September 30th of each year. CenterPoint Ohio’s fiscal year ends on December 31st of each year. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 is prepared on a combined basis using the historical unaudited consolidated balance sheet of National Fuel as of March 31, 2026 and the historical unaudited balance sheet of CenterPoint Ohio as of March 31, 2026, respectively, giving effect to the Acquisition as if it had been consummated on March 31, 2026 based on the assumptions and adjustments described in the accompanying notes.

The difference between National Fuel and CenterPoint Ohio’s fiscal year-end dates is 92 days, CenterPoint Ohio’s historical financial information has been adjusted accordingly for purposes of preparing the pro forma condensed combined statement of income. For the six months ended March 31, 2026, CenterPoint Ohio’s financial information was derived by starting with the audited results for the fiscal year ended December 31, 2025, removing the unaudited results for the nine months ended September 30, 2025, and subsequently adding the unaudited results for the three months ended March 31, 2026.

The unaudited pro forma condensed combined statement of income for the six months ended March 31, 2026 combines the historical unaudited consolidated statement of income of National Fuel and CenterPoint Ohio for the six months ended March 31, 2026, giving effect to the Acquisition as if it had been consummated on October 1, 2024, the beginning of the earliest period presented based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of income for the year ended September 30, 2025 combines the historical audited consolidated statement of income of National Fuel for the year ended September 30, 2025, and the historical audited statement of income of CenterPoint Ohio for the year ended December 31, 2025, respectively, giving effect to the Acquisition as if it had been consummated on October 1, 2024, the beginning of the earliest period presented based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma adjustments represent National Fuel management’s estimates based on information available and are subject to change as additional information becomes available and analyses are performed. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the operating results and financial position of the combined company that would have occurred had the Acquisition occurred on the dates indicated. Adjustments are based on information available to management during the preparation of the pro forma financial statements and assumptions that management believes are reasonable and supportable. Further, the pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Acquisition. National Fuel’s actual financial position and results of operations following completion of the Acquisition may differ materially from these pro forma financial statements. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Acquisition.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the pro forma financial statements are based upon the number of shares of National Fuel’s common stock outstanding, assuming the acquisition occurred on October 1, 2024.

Note 2 — Accounting Policies and Reclassifications

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in National Fuel’s audited annual financial statements as of and for the year ended September 30, 2025. National Fuel’s management is currently evaluating significant accounting policy differences between the two entities. Upon the consummation of the Acquisition, National Fuel will perform a comprehensive review of CenterPoint Ohio’s accounting and financial reporting policies between the two entities and may identify differences in accounting policies between the two entities which, when conformed, could be material.

Certain reclassifications are reflected in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentation between CenterPoint Ohio and National Fuel. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of National Fuel or CenterPoint Ohio. The unaudited pro forma condensed combined financial information may not reflect all reclassifications necessary to conform CenterPoint Ohio’s presentation to that of National Fuel due to limitations on the availability of information. Additional reclassification adjustments may be identified as more information becomes available.

The following adjustments were made to derive CenterPoint Ohio’s condensed combined statement of income for the six months ended March 31, 2026.

	A	-	B	=	C	+	D	=	E
	Year Ended December 31, 2025 (Audited)		Nine Months Ended September 30, 2025 (Unaudited)		Three Months Ended December 31, 2025 (Unaudited)		Three Months Ended March 31, 2026 (Unaudited)		Six Months Ended March 31, 2026 (Unaudited)
Operating Revenues:
Utility revenues	$267,504		$193,325		$74,179		$97,152		$171,331
Operating Expenses:
Utility natural gas	5,549		3,341		2,208		3,767		5,975
Operation and maintenance	78,889		56,537		22,352		23,000		45,352
Depreciation & amortization	58,880		43,676		15,204		22,002		37,206
Taxes other than income taxes	42,271		31,328		10,943		14,697		25,640

	185,589		134,882		50,707		63,466		114,173

Operating Income	81,915		58,443		23,472		33,686		57,158

Other Income (Expense):
Interest expense	(10,268)		(6,895)		(3,373)		(7,249)		(10,622)
Other income, net	5,216		4,995		221		739		960

	(5,052)		(1,900)		(3,152)		(6,510)		(9,662)

Income Before Income Taxes	76,863		56,543		20,320		27,176		47,496
Income tax expense	8,449		6,924		1,525		2,627		4,152

Net Income	$68,414		$49,619		$18,795		$24,549		$43,344

The following alignment adjustments were made to conform naming convention presentations between CenterPoint Ohio and National Fuel:

	As of March 31, 2026
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
ASSETS
Property, plant and equipment	$2,313,061	$—	$2,313,061
Less: accumulated depreciation and amortization	487,030	(487,030)	—
Less - Accumulated Depreciation, Depletion and Amortization	—	487,030	487,030

	1,826,031	—	1,826,031

Current Assets
Cash and cash equivalents	892	(892)	—
Cash and Temporary Cash Investments	—	892	892
Accounts receivable	67,311	(67,311)	—
Receivables - Net of Allowance for Uncollectible Accounts	—	67,311	67,311
Accrued unbilled revenues	28,882	(28,882)	—
Unbilled Revenue	—	28,882	28,882
Accounts and notes receivable - affiliated companies	53,451	—	53,451
Material and supplies	10,088	(10,088)	—
Materials and Supplies - at average cost	—	10,088	10,088
Other current assets	771	—	771

	161,395	—	161,395

Other Assets
Regulatory assets	357,974	(357,974)	—
Other Regulatory Assets	—	357,974	357,974
Goodwill	219,000	—	219,000

	576,974	—	576,974

Total Assets	$2,564,400	$—	$2,564,400

CAPITALIZATION AND LIABILITIES
Capitalization:
Additional paid-in-capital	$931,242	$—	$931,242
Retained earnings	86,614	—	86,614
Total member’s equity	1,017,856	—	1,017,856
Long-term debt - affiliated companies, net of current maturities	763,767	—	763,767

Total Capitalization	1,781,623	—	1,781,623

Current and Accrued Liabilities
Accounts payable	72,127	—	72,127
Accounts payable - affiliated companies	33,613	—	33,613
Current maturities of long-term debt - affiliated companies	59,582	—	59,582
Taxes accrued	41,074	(41,074)	—
Other current liabilities	3,810	(3,810)	—
Customer deposits	4,885	(4,885)	—
Customer Security Deposits	—	4,885	4,885
Other Accruals and Current Liabilities	—	44,884	44,884

	215,091	—	215,091

Other Liabilities
Deferred income taxes, net	202,704	(202,704)	—
Deferred Income Taxes	—	202,704	202,704
Regulatory liabilities	320,093	(320,093)	—
Other Regulatory Liabilities	—	320,093	320,093
Other Liabilities	44,889	—	44,889

	567,686	—	567,686

Total Capitalization and Liabilities	$2,564,400	$—	$2,564,400

	For the Six Months Ended March 31, 2026
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
Operating Revenues:
Utility Revenues	$171,331	$—	$171,331
Operating Expenses:
Utility natural gas	5,975	(5,975)	—
Purchased Gas		5,975	5,975
Operation and maintenance	45,352	(45,352)	—
Operating and Maintenance:
Utility	—	45,352	45,352
Property, Franchise and Other Taxes	—	25,640	25,640
Depreciation & amortization	37,206	(37,206)	—
Depreciation, Depletion and Amortization	—	37,206	37,206
Taxes other than income taxes	25,640	(25,640)	—

	114,173	—	114,173

Operating Income	57,158	—	57,158

Other Income (Expense):
Other income, net	960	(960)	—
Other Income	—	960	960
Interest expense	(10,622)	10,622	—
Other Interest Expense	—	(10,622)	(10,622)

Income Before Income Taxes	47,496	—	47,496
Income Tax Expense	4,152	—	4,152

Net Income	$43,344	$—	$43,344

	For the Year Ended December 31, 2025
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
Operating Revenues:
Utility Revenues	$267,504	$—	$267,504
Operating Expenses:
Utility natural gas	5,549	(5,549)	—
Purchased Gas		5,549	5,549
Operation and maintenance	78,889	(78,889)	—
Operating and Maintenance:
Utility	—	78,889	78,889
Property, Franchise and Other Taxes	—	42,271	42,271
Depreciation & amortization	58,880	(58,880)	—
Depreciation, Depletion and Amortization	—	58,880	58,880
Taxes other than income taxes	42,271	(42,271)	—

	185,589	—	185,589

Operating Income	81,915	—	81,915

Other Income (Expense):
Other income, net	5,216	(5,216)	—
Other Income (Deductions)	—	5,216	5,216
Interest expense	(10,268)	10,268	—
Other Interest Expense	—	(10,268)	(10,268)

Income Before Income Taxes	76,863	—	76,863
Income Tax Expense	8,449	—	8,449

Net Income	$68,414	$—	$68,414

The following reclassification adjustments were made to conform presentation between CenterPoint Ohio and National Fuel:

(a) Represents the reclassification of asset retirement obligations from Other Liabilities to Asset Retirement Obligations.

(b) Represents the reclassification of $18.1 million for the six months ended March 31, 2026 and $33.2 million for the year ended September 30, 2025, of interest expense related to long-term borrowing from Other Interest Expense to Interest Expense on Long-Term Debt.

(c) Represents the reclassification of $7.5 million for the six months ended March 31, 2026 and $22.5 million for the year ended September 30, 2025, of other income from Other Interest Expense to Other Income (Deductions).

Note 3 — Calculation of Consideration and Preliminary Purchase Price Allocation of the Acquisition

Upon the consummation of the Acquisition, National Fuel will obtain 100% of the equity interests in CenterPoint Ohio for the Acquisition Consideration of $2.62 billion. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed will be recorded by National Fuel at their acquisition date fair values. The excess purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill.

Preliminary Acquisition Consideration

The preliminary fair value of the Acquisition Consideration expected to be transferred on the Acquisition closing date includes the estimated value of the cash consideration, and a Seller Note Facility. The preliminary Acquisition Consideration is as follows:

(Thousands of Dollars)
Estimated Cash Consideration(1)	$1,420,000
Seller Note Facility(2)	1,200,000

Total Preliminary Acquisition Consideration	$2,620,000

(1)	Represents the preliminary Cash Consideration to be paid to Seller pursuant to the Purchase Agreement.
(2)

Represents the Seller Note Facility issued pursuant to the Purchase Agreement, with a principal amount of $1.2 billion bearing interest at 6.50% per annum to fund a portion of the Acquisition Consideration. The carrying amount approximates fair value as of the acquisition date.

Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed will be recorded by National Fuel at their acquisition date fair values. The principal assets acquired consist of property, plant and equipment, and regulatory assets. The fair value of these assets approximates book value based on market participant assumptions including the anticipated recovery of these assets (under the ratemaking environment). The excess purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill.

The preliminary estimate of fair values of assets acquired and liabilities assumed have been determined by management of National Fuel using publicly available benchmarking information and other assumptions, including market participant assumptions. The purchase price allocation is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. The differences that may occur between the preliminary estimates and the final purchase price allocation when the valuation and other studies are finalized could be material.

National Fuel considered if any identifiable intangible assets were acquired in connection with the Acquisition. National Fuel identified customer relationships as an intangible asset and concluded that the indicated fair value of acquired customer relationships was rounded to zero based on preliminary valuation studies utilizing the multi-period excess earnings methodology.

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed:

(Thousands of Dollars)
Cash and Temporary Cash Investments	$892
Receivables - Net of Allowance for Uncollectible Accounts	67,311
Unbilled Revenue	28,882
Materials and Supplies - at average cost	10,088
Other current assets	771
Property, Plant and Equipment, Net	1,826,031
Other Regulatory Assets	357,974

Total Assets	$2,291,949
Accounts payable	72,127
Customer Security Deposits	4,885
Other Accruals and Current Liabilities	3,810
Other Regulatory Liabilities	320,093
Asset Retirement Obligations	34,683
Other Liabilities	10,206

Total Liabilities	445,804

Net Assets Acquired	$1,846,145
Goodwill	773,855

Fair value of consideration transferred	$2,620,000

Goodwill will not be amortized but instead will be reviewed for impairment at the reporting unit level at least annually, and more often if indicators of impairment are identified. Goodwill represents future economic benefits including going concern value, the value of future buyer and provider relationships, the opportunity to scale and expand market offerings, and other expected synergies. Goodwill recognized in the Acquisition is expected to be deductible for tax purposes.

Note 4 — Transaction Accounting Adjustments - Financing

(a) Reflects the expected newly raised senior unsecured notes with a total principal amount of $1.5 billion to (a) finance the Acquisition, (b) pay transaction and financing costs, and (c) repay certain existing indebtedness of National Fuel, net of a total $12.0 million in deferred financing costs.

(Thousands of Dollars)
Senior unsecured notes	$1,500,000
Estimated deferred financing costs	(12,000)
Current portion of long-term debt	—

Long-term debt	$1,488,000

(b) Reflects the $1.2 billion Seller Note Facility entered into between National Fuel and the Seller in connection with the Purchase Agreement. No capitalizable financing costs were incurred for the Seller Note Facility. The new Seller Note Facility is classified as short-term debt based on the Seller Note Facility’s term of 364 days.

(c) Reflects the proceeds from borrowings under National Fuel’s commercial paper program or other short-term borrowing facilities, including the Revolving Credit Facility, in an estimated amount of $283.0 million. No capitalizable financing costs are expected to be incurred for the $283.0 million draw.

(d) Represents the $300.0 million repayment of the short-term portion of National Fuel’s existing long-term notes with a maturity date in October 2026 and the associated accrued and unpaid interest of $8.2 million for the six months ended March 31, 2026 and $16.5 million for the year ended September 30, 2025, respectively, using the proceeds from the newly raised long-term borrowings, as well as short-term borrowings under the existing Revolving Credit Facility.

(e) Represents the total interest expense and amortization of deferred issuance costs for the expected newly raised senior unsecured notes to be incurred by National Fuel described in Note 4(a). Interest expense is calculated using an effective interest rate method. The weighted average effective interest rate of the expected newly raised senior unsecured notes was 5.23%.

Based upon the estimated balance of the expected newly raised senior unsecured notes, a hypothetical 12.5 basis points increase or decrease in interest rates would increase or decrease the interest expense by approximately $0.9 million and $1.9 million for the six months ended March 31, 2026, and for the year ended September 30, 2025, respectively.

(f) Represents the total interest expense in the amount of $77.8 million for the year ended September 30, 2025 in connection with the Seller Note Facility to be incurred by National Fuel to fund the Acquisition as described in the Related Financing Events section above. Interest expense is calculated using an effective interest rate method. The effective interest rate for the Seller Note Facility was 6.50%.

(g) Represents the total interest expense in the amount of $12.7 million for the year ended September 30, 2025 in connection with the expected borrowings under National Fuel’s commercial paper program or other short-term borrowing facilities, including the Revolving Credit Facility as described in Note 4(c). Interest expense is calculated using an effective interest rate method. The effective interest rate for the expected borrowings was 4.50%.

Based upon the estimated balance of the expected borrowings, a hypothetical 12.5 basis points increase or decrease in interest rates would increase or decrease the interest expense by approximately $0.4 million for the year ended September 30, 2025.

(h) Represents the tax expense (benefit) impact at a statutory tax rate of 21% for both the six months ended March 31, 2026 and for the year ended September 30, 2025. This rate is not necessarily indicative of the effective tax rate of National Fuel following the Acquisition. The actual tax effects of the Acquisition will differ from the pro forma adjustments, and the differences may be material.

Note 5 — Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

(a) Represents the adjustments to historical CenterPoint Ohio balances to reflect the impact of acquisition accounting as outlined in Note 3 above, based on the total preliminary Acquisition Consideration of $2.62 billion, which consists of (1) Cash Consideration of $1.42 billion, and (2) the Seller Note Facility in the amount of $1.2 billion.

(Thousands of Dollars)
Total Acquisition Consideration	$2,620,000
Less: identifiable net asset acquired (1)	(1,846,145)

Estimated goodwill	$773,855

CenterPoint Ohio historical goodwill	219,000

Adjustment to goodwill	$554,855

National Fuel historical goodwill	5,476

Pro forma goodwill	$779,331

(1)

The purchase price allocation is based on preliminary estimates of fair value of assets acquired and liabilities assumed. The difference between the estimated total Acquisition Consideration and preliminary identifiable net assets acquired is recorded as estimated goodwill. The preliminary purchase price and purchase price allocation are presented in Note 3 above. Upon completion of the fair value assessment after the Acquisition, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined here. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill. Final consideration will be determined at the closing of the Acquisition.

The deferred income tax, net balance included in the historical balance sheet of CenterPoint Ohio reflected in Note 2 is not transferred under the Purchase Agreement based on the mutual contractual agreement between CenterPoint Ohio and National Fuel to make the IRC Section 338(h)(10) election resulting in asset step up adjustments to fair market value for tax purposes. The IRC Section 388(h)(10) election also results in the elimination of book/tax basis differences at the time of the Acquisition that would cause the establishment of deferred taxes. The outstanding deferred tax balance is assumed to be settled by the Seller at the time of closing the Acquisition in accordance with the Purchase Agreement.

The balances reflected in Note 2 for accounts and notes receivable to affiliated companies, accounts payable to affiliated companies, short-term and long-term debt with affiliated companies, and taxes accrued ($41.1 million) included in the historical balance sheet of CenterPoint Ohio are not transferred under the terms of the Purchase Agreement. These assets and liabilities are assumed to be settled by the Seller prior to closing.

(b) Represents the settlement of transaction costs accrued as of March 31, 2026 in the amount of $1.3 million and the remaining estimated transaction costs to be incurred by National Fuel in the amount of $41.8 million in connection with the Acquisition.

(c) Represents the write-off of $0.4 million of unamortized deferred debt issuances costs, of which $0.3 million qualifies to be recognized as Unamortized Debt Expense.

Note 6 — Unaudited Pro Forma Condensed Combined Statements of Income Adjustments and Assumptions

(a) Represents the elimination of the interest expense associated with CenterPoint Ohio’s extinguished short-term and long-term debt with affiliated companies in the amounts of $18.1 million and $33.1 million for the six months ended March 31, 2026 and for the year ended September 30, 2025, respectively.

(b) Represents the elimination of the interest expense associated with the repayment of certain indebtedness of National Fuel that matured during the quarter ended March 31, 2026, in the amounts of $5.1 million and $17.7 million for the six months ended March 31, 2026 and for the year ended September 30, 2025, respectively. The repayment was made on January 22, 2026.

(c) Represents the one-time direct and incremental transaction costs anticipated to be incurred by National Fuel prior to, or concurrent with, the Acquisition and are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s Earnings Reinvested in the Business and are assumed to be cash settled.

(d) Represents the tax expense (benefit) impact at a statutory tax rate of 21% for both the six months ended March 31, 2026 and for the year ended September 30, 2025. This rate is not necessarily indicative of the effective tax rate of National Fuel following the Acquisition. The actual tax effects of the Acquisition will differ from the pro forma adjustments, and the differences may be material.

(e) Represents the pro forma basic and diluted net income per share attributable to the combined entity’s common shareholders. The following pro forma weighted average shares calculations have been performed for the six months ended March 31, 2026 and for the year ended September 30, 2025. The unaudited pro forma condensed combined earnings per share, basic and diluted, are computed by dividing net income by the weighted-average number of shares of common stock outstanding as of March 31, 2026, as adjusted for the pro forma share issuances discussed above.

For the Six Months Ended March 31, 2026

(Thousands of dollars, except share and per common share amounts)
Numerator:
Net Income Available for Common Stock	$466,691
Denominator:
Historical National Fuel weighted average shares outstanding (basic)	93,077,818
Common shares issued in connection with Private Placement(1)	1,862,602

Pro forma weighted average shares (basic)	94,940,420

Historical National Fuel weighted average shares outstanding (diluted)	93,805,419
Common shares issued in connection with Private Placement(1)	1,862,602

Pro forma weighted average shares (diluted)	95,668,021

Pro forma net income per share attributable to common shares:
Basic	$4.92
Diluted	$4.88

(1)

A total of 4,402,513 shares of National Fuel’s common stock issued in connection with the Private Placement on December 17, 2025, adjusted for the weighted average shares included in the historical National Fuel weighted average shares outstanding, basic and diluted.

For the Year Ended September 30, 2025

(Thousands of dollars, except share and per common share amounts)
Numerator:
Net Income Available for Common Stock	$474,146
Denominator:
Historical National Fuel weighted average shares outstanding (basic)	90,500,916
Common shares issued in connection with Private Placement(1)	4,402,513

Pro forma weighted average shares (basic)	94,903,429

Historical National Fuel weighted average shares outstanding (diluted)	91,227,473
Common shares issued in connection with Private Placement(1)	4,402,513

Pro forma weighted average shares (diluted)	95,629,986

Pro forma net income per share attributable to common shares:
Basic	$5.00
Diluted	$4.96

(1)	A total of 4,402,513 shares of National Fuel’s common stock issued in connection with the Private Placement on December 17, 2025.